                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          G.T. GREATER EUROPE FUND
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
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
                                   [G.T. LOGO]

                            G.T. GREATER EUROPE FUND
                              50 California Street
                                   27th Floor
                            San Francisco, CA 94111

DEAR SHAREHOLDER:

    Attached are proxy materials for a Special Meeting of Shareholders of G.T. Greater Europe Fund (the "Fund") to be held on December 13, 1995. We urge you to read them carefully. You are being asked to consider important proposals that will have a material effect on the future of the Fund.

    Your Board of Trustees recognizes that many Fund shareholders are concerned over the discount from net asset value at which the Fund's shares have historically traded on the New York Stock Exchange, and over their resulting inability to obtain net asset value for their shares in the secondary market. Over the past several months, the Board has been evaluating alternatives for increasing share value and preserving the Fund as an attractive investment for its long-term shareholders. As a result, the Board is now submitting to shareholders a proposal to restructure the Fund ("Restructuring Proposal").

    The Restructuring Proposal seeks to address shareholder concerns over the discount, and to maintain the Fund for its long-term shareholders as a more liquid investment vehicle with a more narrowly focused investment mandate. Under the Restructuring Proposal, the Fund (1) would change its name to "G.T. Global Eastern Europe Fund," so as to reflect a focusing of its investment mandate on Eastern Europe, and (2) would convert to "interval fund" status, so as to provide shareholders with an annual opportunity to obtain net asset value (less a small repurchase fee) for at least a portion of their Fund shares.

    Under its current investment mandate, the Fund may invest primarily in securities of issuers located in Eastern Europe, although it is not required to do so. Pursuant to the Restructuring Proposal, the Fund would normally be REQUIRED to invest at least 65% of its total assets in equity and debt securities of issuers (including government issuers) located in Eastern Europe (including, among others, the countries of Bulgaria, the Czech Republic, Germany, Hungary, Poland, Russia and certain other countries formerly a part of the Union of Soviet Socialist Republics). Under this revised mandate, the Fund would not be precluded from investing in securities of issuers located in Western Europe, but such investments would normally be restricted to 35% of the Fund's total assets.

    G.T. Capital Management, Inc. ("G.T. Capital"), the Fund's investment adviser, believes that the dynamic and changing investment landscape of Eastern Europe currently presents an excellent opportunity for investors choosing to focus on the equity and debt markets in this region of the world. As individual economies in many Eastern European countries move towards a capitalistic environment with increased privatization of industries and increasingly effective management, G.T. Capital believes that investments in selected Eastern European issuers present growth potential as great as anywhere in the world. While investment in such issuers is not without significant risk, G.T. Capital believes that a number of the countries of Eastern Europe are presenting favorable investment environments for foreign investors, and that many Eastern European issuers are increasingly focusing on profitability and long-term growth.

    In G.T. Capital's view, the proposed change to the Fund's name and the narrowing of its investment mandate would distinguish the Fund more clearly from other investment companies that invest broadly across European markets. G.T. Capital believes that shares of closed-end investment companies with more narrow and clearly defined investment mandates tend to be better understood by the investment community than are shares of closed-end investment companies with more diffuse mandates. Moreover, shares of closed-end companies with more narrow and clearly defined investment mandates also tend, in G.T. Capital's view, to be more highly valued by the market, particularly when issuers covered by such mandates are otherwise in favor. Accordingly, G.T. Capital believes that the Restructuring Proposal should enhance the demand for Fund shares and could have a positive effect on reducing the discount, particularly during periods in which the market otherwise favors securities of Eastern European issuers.

    In addition to changing the name (and associated investment mandate) of the Fund, the Restructuring Proposal would effect a conversion of the Fund to "interval" status. As an "interval fund," the Fund would be required to make annual offers to repurchase at least 5%, and up to 25%, of its outstanding shares at net asset value (less a small repurchase fee). Thus, the Restructuring Proposal would ensure that Fund shareholders are provided with an annual opportunity to sell at least part of their holdings back to the Fund at net asset value (less the repurchase fee). Barring unforeseen circumstances, it is currently anticipated that if the Restructuring Proposal is approved by shareholders, the Fund would make its first repurchase offer as an "interval fund" on or around the end of the first quarter of 1996. The Fund currently expects that at such time, it would offer to repurchase 25% of its outstanding shares for cash at net asset value (less a small repurchase fee).

    As required by provisions in the Fund's Agreement and Declaration of Trust, the Board is also submitting to shareholders a separate proposal to convert the Fund to "open-end" status ("Open-Ending Proposal"). The Restructuring Proposal is fundamentally incompatible with the Open-Ending Proposal. Open-end funds are subject to limitations on the percentage of illiquid and restricted securities that may be held in their investment portfolios. G.T. Capital believes that these limitations would reduce the Fund's investment flexibility and the scope of its investment opportunities to the point that it would be impracticable, if not impossible, for the Fund to invest primarily in Eastern Europe.

    Your Board believes that if the Restructuring Proposal is adopted, the Fund will emerge as a unique and attractive investment vehicle for long-term shareholders. Your Board is enthusiastic about the prospects for the G.T. Global Eastern Europe Fund, and appreciates your consideration of these proposals. YOUR BOARD STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESTRUCTURING PROPOSAL (PROPOSAL NO. 1) AND AGAINST THE OPEN-ENDING PROPOSAL (PROPOSAL NO. 2). YOUR BOARD ALSO RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE TWO TRUSTEES NAMED IN PROPOSAL NO. 3.

    To help the Fund avoid the substantial costs of further proxy solicitations, please complete the proxy card and return it as soon as possible in the enclosed postage-paid envelope, even if you plan to attend the meeting in person. We have engaged the services of a proxy solicitation firm, the employees of which may call you to assist you in the voting process. Please don't hesitate to call 1-800-891-9336 with any questions you may have. Thank you in advance for your participation and prompt attention.

                                          Sincerely yours,

                                               [SIGNATURE]
                                          DAVID A. MINELLA
                                          CHAIRMAN OF THE BOARD
                                          AND PRESIDENT

OCTOBER 31, 1995

                                   [G.T. LOGO]

                            G.T. GREATER EUROPE FUND
                              50 CALIFORNIA STREET
                                   27TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER 13, 1995

TO THE SHAREHOLDERS OF G.T. GREATER EUROPE FUND:

    Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of G.T. Greater Europe Fund (the "Fund") will be held at 50 California Street, 27th Floor, San Francisco, California, on December 13, 1995, at 1:00 p.m., Pacific time, for the following purposes:

    (1) To consider an Amended and Restated Agreement and Declaration of Trust reflecting a change of the Fund's name and its conversion to "interval" status;

    (2) To consider converting the Fund from a closed-end investment company to an open-end investment company;

    (3) To elect two Trustees to serve until 1998; and

    (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

    Shareholders of record at the close of business on October 20, 1995, are entitled to notice of, and to vote at, the Meeting. Your attention is called to the accompanying Proxy Statement. We sincerely hope you can attend the Meeting. However, whether or not you will attend, we urge you to PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD, so that a quorum will be present and a maximum number of shares may be voted.

                                          BY ORDER OF THE BOARD OF TRUSTEES,

                                          [SIGNATURE]
                                          HELGE KRIST LEE
                                          SECRETARY
SAN FRANCISCO, CALIFORNIA
OCTOBER 31, 1995

 YOUR VOTE IS VERY IMPORTANT. BY PROMPTLY COMPLETING, SIGNING AND RETURNING THE
  ENCLOSED PROXY CARD YOU WILL HELP YOUR FUND AVOID THE SUBSTANTIAL ADDITIONAL
                   EXPENSES OF MAKING FURTHER SOLICITATIONS.

                                   [G.T. LOGO]

                                PROXY STATEMENT
                            G.T. GREATER EUROPE FUND
                              50 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 392-6181

                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                               DECEMBER 13, 1995

                            ------------------------

    This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Trustees of G.T. Greater Europe Fund (the "Fund"). These proxies are to be used at a Special Meeting of Shareholders and at any adjournment thereof (the "Meeting") to be held at the offices of the Fund, 50 California Street, 27th Floor, San Francisco, California 94111, on December 13, 1995, at 1:00 p.m. Pacific time. Each shareholder will be entitled to one non-cumulative vote for each share owned on all matters to come before the Meeting. Each fractional share shall be entitled to a proportionate fractional vote. Only shareholders of record at the close of business on October 20, 1995 ("Shareholders"), are entitled to notice of and to vote at the Meeting. Copies of this Proxy Statement and the accompanying materials will first be mailed to Shareholders on or about November 7, 1995.

    If the accompanying proxy card is properly executed and returned by a Shareholder in time to be voted at the Meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon by the Shareholder. Any proxy given pursuant to this solicitation may be revoked at any time before its exercise by giving written notice to the Secretary of the Fund or by the issuance of a subsequent proxy. To be effective, such revocation must be received by the Secretary of the Fund prior to the Meeting. In addition, a Shareholder may revoke a proxy by attending the Meeting and voting in person. The solicitation of proxies will be made primarily by mail but also may be made by telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonic or electronically transmitted instructions.

    At least 50% of the Fund's outstanding shares on October 20, 1995, the record date, represented in person or by proxy, must be present for the transaction of business at the Meeting. If a quorum is not present at the Meeting or a quorum is present but sufficient votes to approve any of the proposals described in the Proxy Statement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR any such proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any such proposal against such an adjournment. A Shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

    Abstentions will be counted as shares present for purposes of determining whether a quorum is present, but will not be voted for or against any adjournment or proposal. Broker non-votes will not be counted as shares present for purposes of determining whether a quorum is present, and will not be voted for or against any adjournment or proposal. Accordingly, abstentions effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the shares present or outstanding. Broker non-votes effectively will be a vote against any proposal where the required vote is a percentage of the shares outstanding. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

    As of October 20, 1995, the record date, there were 16,045,345 shares of beneficial interest in the Fund. To the knowledge of the Fund's management, as of the record date, (1) no single Shareholder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) beneficially owned 5% or more of the outstanding voting securities of the Fund, (2) no Trustee of the Fund owned 1% or more of the Fund's outstanding shares, and (3) the officers and Trustees of the Fund owned, as a group, less than 1% of the Fund's outstanding shares.

                               VOTING INFORMATION

    Proposal No. 1 and Proposal No. 2 are fundamentally incompatible. Implementation of one of the Proposals would preclude implementation of the other. Accordingly, a vote for Proposal No. 1 will effectively constitute a vote against Proposal No. 2, while a vote for Proposal No. 2 will effectively constitute a vote against Proposal No. 1. Proxies reflecting a vote "FOR" both Proposal No. 1 AND Proposal No. 2 will be invalid. Approval of either Proposal No. 1 or Proposal No. 2 will require the favorable vote of a majority of the outstanding shares of the Fund, as defined in the Investment Company Act of 1940, as amended ("1940 Act"), which means the lesser of the vote of (a) 67% or more of the shares of the Fund present at a meeting where more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. Unless otherwise instructed, the proxies will vote FOR Proposal No. 1 and AGAINST Proposal No. 2.

    Proposal No. 3 (election of Trustees) is not dependent on the vote with respect to Proposal Nos. 1 and 2. A plurality of the votes cast at the Meeting in person or by proxy is required for the election of Trustees under Proposal No. 3. Unless otherwise instructed, the proxies will vote FOR the election of each nominee listed in Proposal No. 3.

                PROPOSAL NO. 1: CONSIDERATION OF AN AMENDED AND
                  RESTATED AGREEMENT AND DECLARATION OF TRUST

    At the Meeting, Shareholders will be asked to vote on a Proposal to amend and restate the Fund's Agreement and Declaration of Trust to change the name of the Fund to "G.T. Global Eastern Europe Fund" and to establish a fundamental policy requiring the Fund to make annual offers to repurchase at least 5%, and up to 25%, of its outstanding shares at net asset value (less a small repurchase fee).

    If this Proposal is approved, the Board of Trustees of the Fund expects promptly to amend certain of the Fund's investment policies. Under these amended policies, the Fund would normally seek to achieve its investment objective by investing at least 65% of its total assets in equity and debt securities of issuers (including government issuers) located in Eastern Europe. Under these amended policies, the Fund could also invest up to 35% of its total assets in equity and debt securities of issuers located elsewhere in Europe. The Fund's investment objective would remain long-term capital appreciation. If this Proposal is approved, the Fund's investment portfolio is expected to be restructured within six months to reflect the amended policies.

    THE TRUSTEES UNANIMOUSLY RECOMMEND THAT  SHAREHOLDERS VOTE FOR PROPOSAL  NO.
1.

    REASONS FOR RESTRUCTURING THE FUND.
    -------------------------------------

    The Fund currently may invest primarily in securities of issuers located in Eastern Europe, although it is not required to do so and has not historically done so. Under the restructuring, it would be a policy of the Fund to invest primarily in that region. G.T. Capital believes that the dynamic and changing investment landscape of Eastern Europe (including, among others, the countries of Bulgaria, the Czech Republic, Germany, Hungary, Poland, Russia and certain other countries formerly a part of the Union of Soviet Socialist Republics) currently presents an excellent opportunity for investors choosing to focus on the equity and debt markets in those countries. As individual economies in many Eastern European countries move towards a capitalistic environment with increased privatization of industries and increasingly effective management, G.T. Capital believes that investments in selected Eastern European issuers present growth potential as great as anywhere in the world. While investment in such issuers is not without significant risk, G.T. Capital believes that a number of the developing countries of Eastern Europe are presenting favorable investment environments for foreign investors, and that many issuers in those countries are increasingly focusing on profitability and long-term growth.

    In the view of G.T. Capital, the proposed change to the Fund's name and the associated revision of its investment mandate would distinguish the Fund more clearly from other investment companies that invest broadly across European markets. Shares of closed-end investment companies with more narrow and clearly defined investment mandates tend, in G.T. Capital's view, to be better understood by the investment community than are shares of closed-end investment companies with more diffuse mandates. G.T. Capital believes that shares of closed-end companies with more narrow and clearly defined investment mandates also tend to be more highly valued by the market, particularly when issuers covered by the mandates are otherwise in favor. Accordingly, G.T. Capital believes that the Restructuring Proposal should enhance the demand for Fund shares and could have a positive effect on reducing the discount to net asset value at which the Fund's shares have traded on the New York Stock Exchange, Inc. ("NYSE"), particularly during those periods in which securities of Eastern European issuers are in favor. Of course, there can be no assurance of such a result.

    G.T. Capital does not believe it is advisable for the Fund to convert to an "open-end" investment company. As an investment company focusing on the markets of Eastern Europe, the Fund would be investing primarily in securities that are frequently illiquid and more volatile than securities of comparable issuers located elsewhere in Europe. Moreover, the limited liquidity of some Eastern European securities markets could at times adversely affect the Fund's ability to acquire or dispose of securities at a price and time it wishes to do so. Yet as an "open-end" investment company, the Fund would be required to redeem Fund shares without limit upon shareholder demand. In G.T. Capital's view, the larger reserves of cash or cash equivalents required for the Fund to operate prudently as an "open-end" investment company would reduce the Fund's investment flexibility and the scope of its investment opportunities to the point that it would be impracticable for the Fund to focus on the markets of Eastern Europe.

    By contrast, G.T. Capital believes that through conversion of the Fund to "interval" status, the Fund could simultaneously focus on the markets of Eastern Europe and provide shareholders with liquidity beyond that available under a traditional "closed-end" structure. As an "interval" fund, shareholders would be assured an annual opportunity to liquidate a portion of their shares of the Fund at net asset value (less a small repurchase fee). More specifically, the Fund would be subject to a fundamental policy contained in its Amended and Restated Agreement and Declaration of Trust that would require the Fund to make annual offers to repurchase at net asset value (less a small repurchase fee) at least 5%, but no more than 25%, of its outstanding shares. G.T. Capital believes that adoption of this policy, with the resulting conversion of the Fund to "interval" status, should itself also have a positive effect on reducing the discount from net asset value at which the Fund's shares have historically traded on the NYSE. However, there can be no assurance of such a result.

    The Board of Trustees has determined that if this proposal is approved, the first repurchase offer by the Fund would occur on or around the end of the first quarter of 1996, with subsequent repurchase offers to be made annually thereafter. The Board has further determined that barring unforeseen circumstances, the Fund will offer, in this first annual offer, to repurchase 25% of its outstanding shares. No determination has been made with respect to the percentage of outstanding shares that the Fund would offer to repurchase in subsequent annual offers. Pursuant to applicable regulation of the Securities and Exchange Commission ("SEC"), the Board is charged with making this determination for each annual offer prior to the date of each offer.

    AMENDMENTS TO INVESTMENT POLICIES.
    -------------------------------------

    If the Proposal to amend and restate the Fund's Agreement and Declaration of Trust is approved, the Board will promptly amend certain investment policies of the Fund. Currently, the Fund's investment policies provide that (1) the Fund will normally invest at least 65% of its total assets in a broad range of securities of European issuers in both established and emerging markets, and (2) the Fund may also invest up to 35% of its total assets in a combination of securities of (a) issuers in countries, such as Jordan and Israel, that are not located in Europe but are linked by tradition, economic markets, cultural similarities or geography to Europe and (b) issuers located elsewhere in the world, including but not limited to the United States and Japan, which have operations in Europe or stand to benefit from political and economic events in Europe, including those in the Eastern European countries. The Fund deems an issuer to be located in Europe if it (a) is organized under the laws of and has its principal office in a European country or (b) derives 50% or more of its total revenues from business in Europe, provided that, in G.T. Capital's view, the value of such issuer's securities will tend to reflect European developments to a greater extent than developments elsewhere.

    If this Proposal is approved, the Board of Trustees intends to amend these two policies to narrow the Fund's investment mandate. Under the amended policies, the Fund would normally invest at least 65% of its total assets in equity and debt securities of issuers (including government issuers) located in Eastern Europe. The Fund would define the countries of Eastern Europe to include: Albania, Bulgaria, the Czech Republic, Germany, Hungary, Poland, Romania, Slovakia, all countries west of the Ural Mountains that were formerly a part of the Union of Soviet Socialist Republics (including Russia, Belarus, Estonia, Latvia, Lithuania and the Ukraine), and all countries formerly a part of Yugoslavia. Under the amended policies, the Fund would normally invest at least 50% of its total assets in the developing markets of Eastern Europe, which include all of the countries listed above except Germany. Investment opportunities in certain of these countries are currently limited, and G.T. Capital expects that initially the Fund's investments in securities of issuers located in the developing countries of Eastern Europe would be limited to securities of issuers located in some or all of the following countries: Bulgaria, the Czech Republic, Hungary, Poland and Russia. Due to the absence of security markets and publicly owned corporations and due to restrictions on direct investment by foreign entities in certain Eastern European countries, the

Fund may be able to invest in such countries only through governmentally approved investment vehicles or funds. Investment in such investment vehicles or funds may involve the payment of substantial premiums above the value of such issuers' portfolio securities, and is subject to limitations under the 1940 Act. As a stockholder in an investment company, the Fund would bear its ratable share of that investment company's expenses, including its advisory and administrative fees. The Fund would deem an issuer to be located in Eastern Europe if it (a) is organized under the laws of and has its principal office in an Eastern European country or (b) derives 50% or more of its total revenues from business in Eastern Europe, provided that, in G.T. Capital's view, the value of such issuer's securities will tend to reflect Eastern European developments to a greater extent than developments elsewhere.

    Under the amended policies, the Fund could also invest up to 35% of its total assets in equity and debt securities of issuers (including government issuers) located elsewhere in Europe. The Fund would define the countries located elsewhere in Europe to include: Austria, Belgium, Denmark, Finland,
France, Greece, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

    In order to afford the Fund greater flexibility in effecting its revised investment focus, the Board of Trustees would also amend certain ancillary investment policies of the Fund. Currently, the Fund may invest no more than 20% of its total assets in any one "Emerging Market." For purposes of this policy, each of the countries located in Eastern Europe (except Germany), as well as Portugal, Greece and Ireland, are deemed by G.T. Capital to be an Emerging Market. Currently, the Fund also may not invest more than one-third of its total assets in "Special Situations" and other securities the disposition of which may be subject to legal or contractual restrictions or the markets for which may be illiquid. "Special Situations" include interests in joint ventures, cooperatives, partnerships and state enterprises, private placements, unlisted securities, unrated or restructured debt and other similar vehicles. In addition, the Fund currently (1) may not invest in debt securities rated below C by Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's") or, if unrated, deemed by G.T. Capital to be of comparable quality, and (2) may not invest more than 35% of its total assets in debt securities rated B or lower by S&P or Moody's, or, if unrated, deemed by G.T. Capital to be of comparable quality.

    If this Proposal is approved, the Board of Trustees intends to amend these ancillary investment policies, so as to enable the Fund to take advantage of the dynamic and rapidly changing investment environment of Eastern Europe. Under the amended policies, the Fund could invest without restriction in the securities of issuers (including government issuers) located in any one "Emerging Market." The Fund could also invest without restriction (consistent with its obligation to maintain adequate liquidity to satisfy its annual repurchase offers) in "Special Situations" and other securities the disposition of which may be subject to legal or contractual restrictions or the markets for which may be illiquid. Finally, the Fund could invest without restriction in debt securities rated B or lower by S&P or Moody's (including debt securities rated below C) or, if unrated, deemed by G.T. Capital to be of comparable quality.

    Under the Fund's amended policies, as under its current policies, the Fund could continue to invest in "Temporary Investments" (as defined in the Fund's prospectus) to generate income to defray Fund expenses, for cash management purposes, for temporary defensive purposes, or pending investment in accordance with the Fund's investment objective and policies.

    If this Proposal is approved, the Fund's investment portfolio is expected to be restructured within six months to reflect the amended policies. Such restructuring could be expected to cause higher than normal portfolio turnover due to sales of portfolio securities. Higher portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs that the Fund would bear directly. It may also result in capital losses and overall net gains upon the liquidation of certain portfolio positions that otherwise might not be realized that could result in taxable distributions to shareholders.

    SPECIAL RISK CONSIDERATIONS ASSOCIATED WITH REVISING INVESTMENT MANDATE. The revision to the Fund's investment policies, and, in particular, the increased focus on securities of issuers located in Eastern European countries, presents special risk considerations. Under its current investment mandate, the Fund is permitted, but not required, to invest primarily in securities of issuers located in Eastern Europe.

By contrast, under the proposed mandate, the Fund would normally be required to invest primarily in such securities. Accordingly, the proposed mandate would reduce G.T. Capital's discretion with respect to investment of the Fund's assets in securities of issuers located in countries outside of Eastern Europe, and would require the Fund to be invested in securities of Eastern European issuers during periods that the Fund might not be so invested under its current investment mandate.

    The narrowing of the Fund's investment mandate will reduce the Fund's ability to diversify across markets throughout Europe. Indeed, given limitations on investment opportunities in certain Eastern European countries, G.T. Capital expects that at least initially, its investments in securities of issuers (including government issuers) located in Eastern Europe would be limited to securities of issuers located in some or all of the following countries:
Bulgaria, the Czech Republic, Germany, Hungary, Poland and Russia. Moreover, under the revised policies, the Fund could invest without limitation in securities of issuers located in any one Eastern European country. To the extent that the Fund invests in issuers located in a limited number of countries, the Fund will be subject to greater risk of being adversely affected by developments in any such country.

    Investment in issuers located in Eastern Europe involves risks that may differ in kind or degree from risks normally associated with investment in issuers located elsewhere in Europe, including risks associated with limited liquidity and resultant price volatility, political and economic uncertainty (including the possible reversion of one or more Eastern European countries to a communist form of government), nationalization, expropriation and confiscatory taxation, fluctuations of currency exchange rates, the relatively small market capitalization of most existing Eastern European securities markets, and the lower levels of disclosure and regulation in the securities markets as compared to elsewhere in Europe. Certain Eastern European countries have experienced or are experiencing armed conflict and other forms of social unrest, hyperinflation, high unemployment, currency devaluations or other adverse conditions. In addition, the Fund's ability under the amended policies to invest without limitation in Special Situations and other securities that may be illiquid, and lower-grade debt securities, may increase the Fund's investment risks. See Appendix A for additional information on risks associated with investing in the developing countries of Eastern Europe, illiquid securities, and lower-grade debt securities.

    CONVERSION TO "INTERVAL" STATUS.
    ---------------------------------

    BACKGROUND. Rule 23c-3 under the 1940 Act provides that closed-end management investment companies such as the Fund may make periodic and certain discretionary repurchases of their securities at net asset value. Periodic repurchases, which may be for between 5% and 25% of an investment company's outstanding shares, must be made pursuant to a fundamental policy approved by shareholders. Discretionary repurchase offers may be made at the discretion of the investment company, without shareholder approval, but not more frequently than once every two years. The provisions of Rule 23c-3 allowing for periodic repurchase offers are intended to allow closed-end investment companies to provide investors with a limited ability to resell shares to the companies at approximately net asset value, a manner of sale that traditionally has been available only to open-end investment company shareholders. To date, few, if any, investment companies have utilized Rule 23c-3, and G.T. Capital has no previous experience managing investment companies that rely on the provisions of the rule.

    If Proposal No. 1 is approved, the Fund's Agreement and Declaration of Trust will be amended and restated to include a fundamental policy respecting periodic repurchase offers. The policy, which would assure Fund shareholders an annual opportunity to obtain net asset value (less a small repurchase fee) for at least some of their shares, is designed, in part, to seek to reduce the discount to net asset value at which shares of the Fund have historically traded on the NYSE. There can be no assurance, however, that adoption of the policy will result in the Fund's shares trading at a price that equals or approximates net asset value. Moreover, while the policy is designed, in part, to promote stable portfolio management and maintain the Fund for its long-term shareholders as a viable investment vehicle, there can be no assurance that the policy will lead to such results.

    INTERVAL REPURCHASES. Pursuant to the fundamental policy, the Fund would be required to make annual offers to repurchase a percentage of its outstanding shares with redemption proceeds to be paid to participating shareholders in cash ("Interval Repurchase Program"). The percentage of outstanding shares that the Fund would offer to repurchase in each annual offer would be established by the Board of Trustees shortly before the commencement of such offer, but pursuant to Rule 23c-3 under the 1940 Act could in no event be less than 5% or more than 25% of the Fund's then outstanding shares.

    The Board has determined that the first repurchase offer by the Fund pursuant to the Interval Repurchase Program would occur on or about the end of the first quarter of 1996, with subsequent repurchase offers to be made annually thereafter. The Board has further determined that, barring unforeseen circumstances, the Fund will offer, in the first offer under the Interval
Repurchase Program, to repurchase 25% of its outstanding shares. No determination has been made with respect to the percentage of outstanding shares the Fund would offer to repurchase under the Interval Repurchase Program in subsequent annual offers. Pursuant to applicable regulation of the SEC, the Board is charged with making this determination for each annual offer prior to the date of each offer.

    INTERVAL EXCHANGES. Adoption of the fundamental policy would also permit (but not require) the Fund to implement a second type of annual repurchase offer in addition to the Interval Repurchase Program discussed above. Under the "Interval Exchange Program," the Fund could offer to repurchase up to a specified percentage of its outstanding shares, with redemption proceeds used to purchase shares issued by such other closed-end investment companies managed by G.T. Capital as may in the future be organized as closed-end "interval" funds and may elect to participate in this program ("G.T. Interval Funds"). It is contemplated that under the Interval Exchange Program, payment of redemption proceeds would be made to an agent, who would purchase, on behalf of participating shareholders, shares of participating G.T. Interval Funds. In no event would the percentage of outstanding shares that the Fund offers to repurchase in a particular offer pursuant to the Interval Repurchase Program ("Interval Repurchase Offer Amount"), when combined with the percentage that the Fund offers to repurchase under the Interval Exchange Program ("Interval Exchange Offer Amount"), exceed 25% of the Fund's outstanding shares.

    The Interval Exchange program will not be implemented unless and until (1) the Board of Trustees approves the participation of the Fund in the Interval Exchange Program; (2) one or more other G.T. Interval Funds are created and elect to participate in the program; and (3) an order is received from the SEC providing appropriate regulatory relief. There can be no assurance that any of these conditions will occur. There are no G.T. Interval Funds as of this date, and there can be no assurance that there will be any such funds in the future. The Fund's application to the SEC for the referenced regulatory relief is pending. There can be no assurance that such an order will be issued or, if issued, that the order will be issued on terms that would permit the Board, in the exercise of its business judgment, to decide to effect the Interval Exchange Program.

    FUNDAMENTAL PERIODIC REPURCHASE POLICY.   If this proposal is approved,  the
Fund's Agreement and Declaration of Trust will include the following fundamental policy regarding periodic repurchases:

        (a) The Fund will make offers to repurchase its shares at annual intervals pursuant to Rule 23c-3, as amended from time to time ("Offers"). The Board may place such conditions and limitations on Offers as may be permitted pursuant to Rule 23c-3 or SEC order.

        (b) The third Friday in April of each year, or the immediately preceding business day if such day is not a business day, will be the deadline (the "Repurchase Request Deadline") by which the Fund must receive repurchase requests submitted by shareholders in response to the most recent Offer.

        (c) The date on which the repurchase price for shares is to be determined (the "Repurchase Pricing Date") shall occur no later than the fourteenth day after a Repurchase Request Deadline, or the next business day if such day is not a business day.

        (d) Offers may be suspended or postponed under certain circumstances, as provided for in Rule 23c-3.

    REPURCHASES IN EXCESS OF THE REPURCHASE OFFER AMOUNT; PRORATION; REPURCHASE FEE. The Fund may, but is not obligated to, purchase up to an additional 2% of the Fund shares outstanding on a Repurchase Request Deadline if the acceptances under the Interval Repurchase and/or Interval Exchange Programs of an Offer exceed the Repurchase Offer Amount applicable to either such program. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Fund shareholders participating in the Interval Repurchase and/or Interval
Exchange Programs tender shares in an amount exceeding the Repurchase Offer Amount of such program plus 2% of the shares outstanding on the Repurchase Request Deadline, the Fund shall repurchase the shares tendered on a pro rata basis, except that (1) the Fund may accept all shares tendered by shareholders who own fewer than 100 shares and who tender all of their shares, before prorating shares tendered by others, (2) the Fund may accept by lot shares tendered by shareholders who tender all shares held by them and who, when tendering their shares, elect to have either all or none, or at least a minimum amount or none, accepted, so long as the Fund first accepts all shares tendered by shareholders who do not so elect, and (3) in the event that appropriate exemptive relief is secured from the SEC, the Fund may, in the event that a strict pro rata repurchase would require the Fund to repurchase fewer than 5% of a tendering shareholder's shares, accept such additional amount of shares as necessary to effect a repurchase of 5% of such shareholder's shares. The Fund's application for such exemptive relief is pending. There can be no assurance that the requested relief will be granted by the SEC. If the requested relief is not granted by the SEC, there may be adverse tax consequences for certain shareholders. See "Tax Consequences of Offers," below.

    Interval Repurchases and Interval Exchanges will be made at the net asset value determined on the Repurchase Pricing Date, which will be no later than the fourteenth day after the Repurchase Request Deadline (or the next business day if such day is not a business day). An earlier Repurchase Pricing Date may be used if, on or immediately following the Repurchase Request Deadline, it appears that the use of an earlier Repurchase Pricing Date is not likely to result in significant dilution of the net asset value of either shares that are tendered for repurchase or shares that are not tendered. Payment for any shares repurchased pursuant to an Offer must be made by seven days after the Repurchase Pricing Date (the "Repurchase Payment Deadline"). The Fund may deduct from a shareholder's proceeds a repurchase fee of up to 2% of such proceeds to offset expenses associated with the Repurchase Offer. This repurchase fee will be retained by the Fund.

    NOTIFICATION. Shareholders will be sent notification containing specified information at least 21 days, and no more than 42 days, before a Repurchase Request Deadline. The information provided will include the Repurchase Offer Amount for the Interval Repurchase component of the Offer and, if applicable, the Repurchase Exchange component of the Offer, the Repurchase Request Deadline, the Repurchase Pricing Date, the Repurchase Payment Deadline and the applicable repurchase fee. Notification will also include the procedures for shareholders to tender their shares, procedures for modifying or withdrawing tenders, procedures under which the Fund may repurchase such shares on a pro rata basis, and the circumstances under which the Fund may suspend or postpone the Offer. The Fund will provide the net asset value of the shares, which will be computed no more than seven days before the date of notification, the market price of the shares on the date on which the net asset value was computed, and the means by which shareholders may ascertain the net asset value and market price thereafter.

    SOURCE OF FUNDS. The Fund anticipates using cash on hand and liquidating portfolio securities to purchase shares acquired pursuant to the Offers. There is a risk that the Fund's need to sell securities to meet repurchase requests may affect the market for the portfolio securities being sold, which may, in turn, diminish the net asset value of shares of the Fund. From the time the Fund sends an Offer notification to shareholders until the Repurchase Pricing Date, the Fund will be required to maintain liquid assets (as defined in Rule 23c-3) in an amount equal to at least 100% of the Repurchase Offer Amount, and portfolio management techniques may be modified accordingly. This requirement may result in the Fund's investments in securities of Eastern European issuers temporarily falling below 65% of its total assets and may, although it is not anticipated to, affect the ability of the Fund to achieve its investment objective. In addition, as a result of liquidating portfolio securities, the Fund may realize gains or losses at a time when G.T. Capital would otherwise consider it disadvantageous to do so. In such event, some gains may be realized on securities held for less than one year, which may generate income taxable to shareholders (when distributed to them by the Fund) at ordinary income rates, and some gains may be realized on securities held for less than three months, which is relevant to the Fund's ability to continue to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). The Fund must limit such gains to less than 30% of its gross income each year and, accordingly, the amount of gains the Fund could realize from sales of other securities held for less than three months would be reduced. This could adversely affect the Fund's performance.

    Offers also could significantly reduce the asset coverage of any outstanding Fund borrowings below the asset coverage requirements set forth in the 1940 Act, although the Fund does not currently anticipate that it will borrow money for investment. Nonetheless, because it could borrow, in order to purchase all shares tendered, the Fund may have to repay all or part of any then outstanding borrowings to maintain the required asset coverage. Also, the amount of shares for which the Fund makes any particular Offer may be affected for, among other reasons, the reasons set forth above or in respect of other concerns related to liquidity of the Fund's portfolio.

    WITHDRAWAL RIGHTS. Tenders made pursuant to an Offer will be irrevocable after the Repurchase Request Deadline. However, shareholders may modify the number of shares being tendered or withdraw shares tendered at any time up to the Repurchase Request Deadline.

    TAX CONSEQUENCES OF OFFERS. The following discussion summarizes the federal income tax consequences of a tender of shares pursuant to an Offer. You should consult your own tax adviser regarding specific tax consequences, including state and local tax consequences, of such a tender by you.

    A tender of Fund shares pursuant to an Offer will be a taxable transaction for federal income tax purposes. In general, a tender should be treated as an exchange of the shares (resulting in capital gain or loss treatment if the shares are held as capital assets) rather than as a dividend if the tender (1) completely terminates the shareholder's interest in the Fund, (2) is "substantially disproportionate" with respect to the shareholder or (3) is "not essentially equivalent to a dividend." A complete termination of a shareholder's interest generally requires that the shareholder dispose of all shares directly or constructively owned by him or her. A "substantially disproportionate" distribution generally requires a reduction of more than 20% in the shareholder's proportionate interest in the Fund after all shares are tendered. A distribution is "not essentially equivalent to a dividend" if the shareholder has a minimal interest in the Fund, the shareholder exercises no control over Fund affairs and there is a "meaningful reduction" in the shareholder's proportionate ownership interest in the Fund.

    The Fund has filed an application with the SEC for exemptive relief so as to permit the Fund to require that the minimum repurchase amount be at least 5% of a tendering shareholder's shares. This application is pending, and there can be no assurance that it will be granted. If the SEC does not grant the requested relief, the "meaningful reduction" condition discussed above might not be satisfied, with the result that a tendering shareholder might be treated as having received a dividend distribution (to the extent there are available earnings and profits) instead of a payment in exchange for the shareholder's shares. In that event, it also is possible that non-tendering shareholders could be treated as having received "deemed dividends" -- i.e., taxable stock distributions due to their increase in percentage ownership of the Fund resulting from the Fund's repurchase of shares of tendering shareholders.

    The Fund will be required to withhold 31% of the gross proceeds paid to individuals or certain other non-corporate shareholders or other payees pursuant to an Offer if (1) the Fund has not been provided with the shareholder's taxpayer identification number (which, for an individual, is usually the social security number) and a certification under penalties of perjury (a) that such number is correct and (b) that the shareholder is not subject to backup withholding as a result of failure to report all interest and dividend income or
(2) the Internal Revenue Service or a broker notifies the Fund that the number provided is incorrect or backup withholding is applicable for other reasons. Foreign shareholders are required to provide the Fund with a completed IRS Form W-8 to avoid 31% withholding on payments received on a sale or exchange. Foreign shareholders may be subject to withholding of 30% (or a lower treaty rate) on any portion of proceeds received from a repurchase that is deemed to constitute a dividend.

    SUSPENSION AND POSTPONEMENT OF OFFERS. The Fund may suspend or postpone an Offer by vote of a majority of the Board of Trustees (including a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Fund), but only (1) if repurchases pursuant to the Offer would impair the Fund's status as a regulated investment company under the Code; (2) if repurchases pursuant to the Offer would cause the shares to be neither listed on any national securities exchange nor quoted on any inter-dealer quotation system of a national securities association; (3) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (4) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (5) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

    If an Offer is suspended or postponed, the Fund will provide notice thereof to shareholders. If the Fund renews a suspended Offer or reinstitutes a postponed Offer, the Fund will send a new notification to all shareholders.

    SPECIAL RISK CONSIDERATIONS. Shareholders should be aware of the following special risk considerations associated with periodic Interval Repurchases and Interval Exchanges:

    - In the event of an oversubscription of an Offer, shareholders may be unable to liquidate all or a given percentage of their shares at net asset value during the repurchase period.

    - From the time the Fund sends an Offer notification to shareholders until the Repurchase Pricing Date, the Fund will be required to maintain liquid assets in an amount equal to 100% of the Offer Amount, and portfolio management techniques may be modified accordingly. This requirement may result in the Fund's investments in securities of Eastern European issuers temporarily falling below 65% of its total assets and may, although it is not anticipated to, affect the ability of the Fund to achieve its investment objective. Furthermore, there may be an increase in portfolio turnover and a corresponding increase in transaction costs. There may also be capital losses and overall net gains upon the liquidation of certain portfolio positions that otherwise might not be realized that could result in taxable distributions to shareholders. In addition, since shares of the Fund are repurchased on an annual basis, the concurrent reduction in the Fund's asset value may decrease its investment opportunities and will increase its expense ratio.

    - There is a risk of decline in net asset value as a result of the delay between the Repurchase Request Deadline and the Repurchase Pricing Date, due to declines, among other things, in prices of securities held by the Fund and fluctuations in the currencies in which such securities are denominated relative to the U.S. dollar.

              PROPOSAL NO. 2: CONSIDERATION OF CONVERTING THE FUND
                       TO AN OPEN-END INVESTMENT COMPANY

    The Fund's Agreement and Declaration of Trust requires that a proposal to convert the Fund to an open-end investment company be submitted to shareholders by January 31, 1996, if the Fund has not earlier commenced a tender offer for its shares or if less than all shares tendered in such an offer have not been purchased by September 30, 1995. At a meeting held on June 20, 1995, the Board of Trustees determined that a tender offer was not at that time in the best interests of the Fund's shareholders, and the Board has not otherwise since determined that such a tender offer should be made. Accordingly, in compliance with the Agreement and Declaration of Trust, the Board of Trustees is submitting to Shareholders for their consideration this proposal to change the Fund's subclassification under Section 5(a) of the 1940 Act from a "closed-end company" to an "open-end company."

    Conversion of the Fund to an open-end investment company and the proposed restructuring described in Proposal No. 1 are fundamentally incompatible. As an open-end company, the Fund could not operate as an "interval" investment company. Moreover, for the reasons described in Proposal No. 1, it would be impracticable, in G.T. Capital's view, for the Fund to focus on the markets of Eastern Europe if it were to convert to open-end status. As discussed more fully herein, the Board of Trustees does not believe that it would be in the best interests of shareholders to convert the Fund to an open-end investment company. Rather, the Board believes that the proposed restructuring of the Fund described in Proposal No. 1 would better serve the interests of shareholders.

    THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE AGAINST PROPOSAL NO. 2.

   BACKGROUND.
    ---------------

    As a closed-end investment company, the Fund's shares are bought and sold in the securities markets at prevailing prices, which may be equal to, less than or greater than net asset value. Like many closed-end investment companies, the Fund's shares have historically traded at a discount from net asset value. As of October 20, 1995, the Fund's shares were trading at a discount of approximately 13.5% from net asset value.

    The Fund and other closed-end investment companies nevertheless offer a number of advantages over open-end investment companies. Among the most important advantages, the investment adviser of a closed-end investment company is free to manage the fund for long-term performance because the fund has a fixed amount of capital and can be managed without having to give consideration to cash in-flows and out-flows from daily sales or redemptions of its shares. While open-end investment companies must maintain sufficient cash reserves to provide for shareholder redemptions in uncertain amounts, closed-end investment companies can remain almost fully invested. Furthermore, it is widely believed that more open-end fund redemptions occur during periods of depressed prices, which often are advantageous times to purchase and poor times to sell portfolio securities. Conversely, it is widely believed that more new money tends to be invested in open-end funds near market peaks, which generally are not favorable times for funds to invest. These factors have a tendency to increase investment volatility of open-end funds. Closed-end investment companies like the Fund, by contrast, are able to maintain their investment strategy during these peaks and troughs without their portfolio managers being forced to invest new money or liquidate portfolio holdings at times when sound investment practice dictates otherwise and without generating unnecessary portfolio turnover and brokerage expenses.

    A closed-end format also permits managers to commit a larger proportion of fund assets to illiquid securities, such as certain private placements of securities and offerings by newer and/or small companies, which often have greater potential for growth than more liquid securities. Of course, such securities also have more risks attached. If the Fund were to convert to an open-end fund, it would not be permitted to invest more than 15% of its net assets in illiquid securities. Closed-end funds can use other investment techniques, including certain types of leverage, not generally available to open-end funds. These techniques, particularly those related to investing in less liquid, newer enterprises, are particularly useful when investing in newer markets and in smaller companies, which is what the Fund has done at times, and which the restructured Fund can be expected to do if Proposal No. 1 is approved.

    There are also costs and disadvantages associated with converting to and operating as an open-end fund. Conversion could be expected to be followed by redemptions in large volume, which in turn could lead to forced sales of portfolio securities, with resultant possible losses upon liquidation of positions, the possible realization of capital gains and resulting unfavorable tax consequences to some shareholders, and disruption to the portfolio. Brokerage costs could also be expected to increase, due to sale by the Fund of securities in anticipation of redemptions and to possible reinvestment of monies not needed for satisfying redemption requests. Conversion to open-end status could also adversely affect the Fund's subsequent investment performance by necessitating sales of portfolio securities to raise cash for redemption purposes. In addition, the Fund's total operating expenses could increase, as well as transaction costs resulting from increased portfolio turnover due to ongoing redemptions (and possible continuous sales).

    The Board of Trustees believes that the restructuring contemplated by Proposal No. 1, in contrast to the conversion to open-end status contemplated by Proposal No. 2, should contribute to stable portfolio management, reduce the potential for adverse tax effects and maintain the Fund for its long-term shareholders as a viable investment vehicle operating under a reasonable expense ratio. At the same time, the restructuring contemplated by Proposal No. 1 will introduce a measure of liquidity at approximately net asset value for shareholders seeking that option. Accordingly, the Board of Trustees believes that Proposal No. 1 recommended in this Proxy Statement is preferable to conversion of the Fund to open-end status.

   DIFFERENCES AMONG OPEN-END, CLOSED-END AND INTERVAL INVESTMENT COMPANIES.
------------------------------------------------------------------------------

    There are various legal, operational and practical differences among closed-end investment companies, closed-end companies making mandatory periodic repurchase offers ("interval investment companies" or "interval funds"), and open-end investment companies. Certain of these differences are discussed below.

    FLUCTUATION OF CAPITAL. Open-end investment companies, commonly referred to as "mutual funds," issue redeemable securities. The holders of redeemable securities have the right to surrender those securities to the mutual fund and obtain in return their proportionate share of the value of the fund's net assets (less any redemption fee charged by the fund or contingent deferred sales charge imposed by the fund's distributor). Most mutual funds also continuously sell new shares to investors based on the fund's net asset value at the time of such issuance. Accordingly, an open-end fund may experience continuing inflows and outflows of cash depending on whether it experiences net sales or net redemptions of its shares.

    Closed-end investment companies neither redeem their outstanding shares nor do they generally engage in the continuous sale of new shares, and thus operate with a relatively fixed capitalization. Shares of closed-end investment companies normally trade in securities markets; for example, the Fund's shares are traded on the NYSE. A closed-end fund trading at a discount may not be able to raise capital through share sales when it believes further investment would be advantageous because the 1940 Act restricts the ability of a closed-end fund to sell its shares at a price below net asset value.

    Interval investment companies do not issue redeemable securities, but make periodic offers to repurchase from 5% to 25% of their outstanding shares at net asset value (less any repurchase fee). Shares of interval investment companies may trade in securities markets; for example, if the Fund were to convert to interval status, its shares would continue to be traded on the NYSE. As with closed-end funds, the 1940 Act restricts the ability of an interval fund to sell its shares at a price below net asset value.

    PORTFOLIO MANAGEMENT. Unlike open-end funds, closed-end investment companies are not subject to pressure to sell portfolio securities at disadvantageous times or prices to satisfy shareholders' requests for redemptions. As a result, closed-end funds are not required to keep a portion of their portfolios in highly liquid assets to satisfy redemptions and may invest with a greater emphasis on longer term considerations. The ability to be more fully invested means that a larger portion of the Fund's portfolio is generating the income and gains to be used by the Fund to pay periodic dividends and distributions to its shareholders.

    Interval investment companies are also subject to lesser pressure than open-end funds to sell portfolio securities at disadvantageous times or prices to satisfy shareholders' requests to liquidate their shareholdings. Unlike shareholders in open-end funds, shareholders in an interval fund may not sell their shares back to the fund at any time, but only in response to the fund's periodic repurchase offers. Moreover, unlike an open-end fund, an interval fund need not repurchase all shares tendered by its shareholders. The 1940 Act provides that an interval fund may offer to repurchase no more than 25% of its outstanding shares in any single periodic repurchase offer. As a result, an interval fund is required to keep only a portion of its portfolio in highly liquid assets to satisfy repurchases, and even this portion must be kept in highly liquid assets only during the pendency of the fund's repurchase offers. Accordingly, an interval fund may invest with a greater emphasis on longer term considerations than open-end funds (although with a lesser emphasis than other closed-end funds). As with other closed-end funds, the ability to be more fully invested means that a larger portion of an interval fund's portfolio is generating the income and gains to be used by the fund to pay periodic dividends and other distributions to its shareholders.

    CASH AND CASH EQUIVALENTS. Most open-end funds maintain reserves of cash or cash equivalents to meet net redemptions as they may arise. Because closed-end investment companies do not have to meet redemptions, their cash reserves can be substantial or minimal, depending primarily on management's perception of market conditions. The larger reserves of cash or cash equivalents required to operate prudently as an open-end fund when net redemptions are anticipated could reduce an open-end fund's investment flexibility, the scope of its investment opportunities and the income earning potential of its investment portfolio.

    Unlike other closed-end investment companies, interval investment companies have to meet periodic repurchase obligations, and therefore periodically need to maintain reserves of cash or cash equivalents in order to satisfy these obligations. However, because the timing of these repurchase obligations is predetermined, and because interval investment companies establish in advance the maximum amount of their repurchase obligation (which may range from 5% to 25% of outstanding shares), the reserves of cash or cash equivalents required to operate prudently as an interval investment company are less likely than in the case of an open-end fund to reduce investment flexibility, the scope of investment opportunities, and the income earning potential of the fund's investment portfolio.

    REDEEMABILITY OF SHARES; EFFECT ON DISCOUNT AND PREMIUM. Open-end funds are required to redeem their shares at a price based on their then-current net asset value on no more than seven days' notice (except during periods when the NYSE is closed or trading thereon is restricted, or as redemptions may otherwise be suspended in an emergency as permitted by the 1940 Act). The open-end fund structure thus precludes the possibility of the open-end fund's shares trading at a discount from, or a premium to, net asset value.

    Interval investment companies are required to make periodic offers to repurchase a specified percentage of their outstanding shares at net asset value (less any repurchase fee). While the interval fund structure does not preclude the possibility of an interval fund's shares trading at a discount from, or a premium to, net asset value, it is anticipated that the effect of periodic repurchase offers should be to reduce the discount from net asset value at which an interval fund's shares may be trading, at least during the immediate period around each periodic offer. There is no assurance, however, that the structure will, in fact, serve to reduce the discount at which an interval fund's shares may be trading. Moreover, there can be no assurance that an interval fund structure would not reduce any premium to net asset value at which an interval fund's shares may be trading, particularly since a reduction in the net assets of the fund as a result of a periodic repurchase may adversely affect the market's perception of the value of the fund.

    RAISING CAPITAL; POTENTIAL NET REDEMPTIONS. A closed-end fund trading at a discount may not be able to raise capital through share sales when it believes further investment would be advantageous because the 1940 Act restricts the ability of a closed-end fund to sell its shares at a price below net asset value. The 1940 Act also restricts the ability of an interval investment company to sell its shares at a price below net asset value. Because open-end funds are redeemable at net asset value and, by definition, never trade at a discount, open-end funds do not face the same difficulties in raising capital.

    The ability of a fund to raise new money may lead to greater economies of scale and improve investment management. Nevertheless, conversion of a closed-end fund to an open-end fund could result in immediate redemptions and hence a reduction in the size of the fund, although this result could also be fully offset (or more than offset) by new sales of the fund's shares and by reinvestment of dividends and other distributions in shares of the newly converted open-end fund. If the value of the new shares sold exceeds the value of shares redeemed, the newly converted fund would experience an increase in assets. If redemptions exceeded sales of new shares, however, the resulting decreased asset base would produce less income than at present and the ratio of operating expenses to income would increase. Significant net redemptions could render a converted fund an uneconomical venture by virtue of its diminished size. Also, in the event temporary investments and borrowings are exhausted, the result of meeting net redemptions may be that the more liquid securities of the open-end fund will be sold, leaving the fund with the less-liquid, lower-grade securities and, accordingly (in the absence of new net sales), less able to accommodate subsequent redemptions.

    UNDERWRITING COSTS; BROKERAGE COMMISSIONS OR SALES CHARGES ON PURCHASES AND SALES. Open-end investment companies typically seek to sell shares on a continuous basis to offset redemptions and maintain (or increase) asset base. Shares of "load" open-end investment companies are normally offered and sold through a principal underwriter that deducts a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, or receives a distribution fee paid out of the assets of the fund, or both, to compensate it and broker-dealer firms selling shares of the fund to their customers for sales and marketing services. Shares of "no-load" open-end investment companies, on the other hand, are sold at net asset value, without a sales charge, with the fund's investment adviser or an affiliate normally bearing the cost of sales and marketing from its own resources.

    Shares of closed-end and interval investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to the brokerage commissions charged by the broker-dealer firms executing such transactions.

    NEW YORK STOCK EXCHANGE LISTING AND FEES. The Fund is currently listed on the NYSE, and the Board of Trustees believes that the Fund's NYSE listing is a valuable asset. If the Fund were to convert to interval fund status, it would continue to be listed on the NYSE. Certain investors, such as pension funds, have internal restrictions on the amount of their portfolios that can be invested in non-listed securities. Conversion to an open-end fund would require immediate de-listing of the Fund from the NYSE and could force the redemption of shares by shareholders subject to such restrictions. By de-listing, the Fund would save the annual NYSE fee of approximately $24,300, but, as a result of de-listing, would have to pay the federal and state blue sky fees on sales or registrations of new shares discussed below.

    BLUE SKY RESTRICTIONS AND REGISTRATION FEES. Because the Fund is currently listed on the NYSE, it is exempt from the securities registration process of most states. As an interval fund, the Fund would also be exempt from the securities registration process of most states. If the Fund were to convert to an open-end fund that continually offers its shares, the Fund would have to bear the cost of federal and state registration fees, which can be significant. Such fees could range from approximately $20,000 to $100,000 annually, depending on the projected sales of shares of the Fund and the number of classes of shares of the Fund. The Fund would also be required to observe certain state investment limitations. This could further limit the Fund's ability to invest in illiquid and restricted securities.

    LEVERAGE. The 1940 Act prohibits open-end funds from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks where there is an asset coverage ratio of at least 300% for all borrowings. Closed-end investment companies have greater flexibility in this regard. In addition, closed-end investment companies may issue preferred stock (subject to various limitations), whereas open-end investment companies generally may not issue preferred stock. Interval investment companies are treated, for these leverage purposes, identically to other closed-end investment companies. This increased ability to issue senior securities may give closed-end investment companies and interval investment companies more flexibility in "leveraging" their investment portfolios.

    ANNUAL SHAREHOLDER MEETINGS. The Fund is organized as a Massachusetts business trust under the terms of an Agreement and Declaration of Trust which does not require annual meetings of shareholders, except when required for certain 1940 Act matters. However, as a closed-end fund with shares listed on the NYSE, the Fund is subject to NYSE rules requiring annual meetings of shareholders. As an interval investment company, the Fund would continue to be subject to these NYSE rules. If the Fund is converted to an open-end fund, by contrast, it would no longer be subject to these NYSE rules, and annual shareholder meetings could be eliminated except when required for certain 1940 Act votes, saving the Fund the cost of these meetings.

    SHAREHOLDER SERVICES. Open-end funds typically provide more services to shareholders than closed-end funds or interval funds and incur correspondingly higher shareholder servicing expenses. The costs of these services are normally borne by the open-end fund rather than by individual shareholders.

    REINVESTMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS. The Fund's current Dividend Reinvestment Plan ("Plan") permits shareholders to elect to reinvest their dividends and other distributions on a different basis than would be the case if the Fund converted to an open-end fund. As an open-end fund, all dividends and other distributions would be reinvested at the net asset value of the Fund's shares. Currently, in the event Fund shares are trading at a discount, the agent for the Plan will, if possible, buy as many Fund shares as are available on the NYSE or elsewhere. This permits reinvesting shareholders to benefit by purchasing additional shares at a discount; this buying activity may also tend to lessen any discount. However, in the event shares are trading at a premium, reinvesting shareholders are issued shares at the higher of the net asset value or 95% of the market price. If the Fund were to become an interval fund, the Plan would continue to apply as currently in effect.

    EXPERIENCE WITH STRUCTURE. The traditional closed-end and open-end structures are both of long standing, and G.T. Capital has experience with managing both types of funds. The interval fund structure was created in 1993 through regulation adopted by the SEC. Few, if any, funds have utilized the structure, and G.T. Capital has no previous experience managing such funds.

    OTHER EFFECTS OF CONVERSION TO OPEN-END FUND STATUS.
    ------------------------------------------------------

    In addition to the differences inherent in closed-end, interval and open-end investment companies, certain negative results would necessarily derive from the act of conversion itself. These include:

    REDEMPTION EXPENSES. Net redemptions would be likely to occur immediately after conversion of the Fund to an open-end fund, which in turn would result in increased brokerage expenses and increased recognition of taxable gains and losses. These redemptions could reduce the assets of the Fund to a level lower than is economically viable, resulting in a decision to terminate and liquidate the Fund. At a minimum, the Fund's expense ratio would likely increase because the cost of many services would remain the same while the assets of the Fund would likely have decreased.

    RECOGNITION OF CAPITAL GAINS; QUALIFICATION AS A REGULATED INVESTMENT COMPANY. If the Fund converts to an open-end fund, it might be required to sell portfolio securities to satisfy redemption requests. If the Fund's tax basis for the securities it sold were less than the net sale proceeds, a capital gain would be recognized. To the extent those capital gains were short-term, the Fund might have to distribute them to retain its qualification for treatment as a regulated investment company under the Code; and regardless of whether they were long-term or short-term capital gains, the Fund (1) might have to distribute them to avoid a 4% excise tax imposed on certain undistributed gains (and other income) of regulated investment companies and (2) would have to distribute those gains to avoid being taxed on them. This recognition and distribution of gains would have two negative consequences: first, non-redeeming shareholders would be required to pay taxes on a greater amount of capital gain distributions than otherwise would be the case; and second, to raise cash to make the distributions, the Fund might need to sell additional portfolio securities, thereby possibly being forced to realize and recognize additional capital gains. It is impossible to predict what the amount of unrealized gains or losses would be in the Fund's portfolio at the time of any possible conversion to open-end status.

    OPERATION OF THE FUND IF PROPOSAL NO. 2 IS APPROVED.
    -----------------------------------------------------

    Proposal No. 2, if approved by the required vote of shareholders, would change the Fund's subclassification under the 1940 Act from a "closed-end" to an "open-end" company. If the proposal is approved by the requisite vote, the Board of Trustees will direct the Fund to commence operations as an "open-end" company as soon as practicable, taking into consideration, among other factors, that the Fund will be required to liquidate some portfolio investments prior to its commencement of operations as an "open-end" company. If the Fund were to commence operations as an "open-end" company, outstanding shares of the Fund would be redeemable at their net asset value, with proceeds to be sent generally within seven days after execution of a redemption request in proper form. The Board expects that if the proposal were approved, it would authorize a redemption fee equal to 2% of net asset value of the redeemed shares to be imposed on redemptions (whether in cash or in-kind) occurring within the first six months of the change in status of the Fund. The redemption fee, which is similar to that imposed by other funds that have converted to open-end status, is designed to offset the effect on remaining shareholders of costs of liquidating portfolio securities, and to reimburse the Fund for administering the redemption program.

    If the Fund is converted to open-end status, the Board also expects to reserve the right to meet redemptions by delivering portfolio securities of the Fund to the redeeming shareholder in kind, rather than paying cash. Such redemptions in kind would shift the brokerage cost of liquidating the portfolio securities from the Fund (and its remaining shareholders) to the redeeming shareholder.

    If the Fund is converted to open-end status, the Board of Trustees will thereafter consider, in light of existing and anticipated redemption activity and such other factors as the Board may find relevant, whether the Fund should sell new shares on a continuous basis or whether one or more other courses of action would better serve the interests of shareholders. Accordingly, the Board may, at a later date, seek shareholder approval in connection with any such courses of action, including, if a determination is made that the Fund should sell new shares on a continuous basis, shareholder approval for one or more amendments to the Management Agreement between the Fund and G.T. Capital, the adoption of a plan of distribution pursuant to Rule 12b-1 under the 1940 Act, and/or other matters.

                      PROPOSAL NO. 3: ELECTION OF TRUSTEES

    The Fund's Trustees, all of whom are listed below, are divided into three classes. Upon expiration of the initial term of office of each Trustee, a Trustee elected to succeed the Trustee whose term of office expires shall be elected for a term expiring on the date of the third annual meeting of shareholders or special meeting in lieu thereof following his or her election. The term of the Class 2 Trustees expires in 1995. The terms of Class 3 and 1 Trustees will expire in 1996 and 1997, respectively. It is proposed that the Class 2 Trustees be elected at the Meeting to serve for a term expiring in 1998.

    The classification of the Fund's Trustees helps to promote the continuity and stability of the Fund's management and policies because the majority of the Trustees at any given time will have prior experience as Trustees of the Fund. At least two shareholders meetings, instead of one, are required to effect a change in a majority of the Trustees, except in the event of vacancies resulting from removal for cause or other reasons, in which case the remaining Trustees may fill the vacancies so created. Accordingly, at the Meeting, two Trustees will be elected to serve until the Fund's 1998 Annual Meeting of Shareholders.

    It is the intention of each proxy named on the accompanying proxy card to vote FOR the election of the nominees listed below unless the Shareholder specifically indicates in his or her proxy card the desire to withhold authority to vote for any nominee. A plurality of the votes cast at the Meeting in person or by proxy is required to elect each nominee. Unless otherwise specified, each Shareholder (or his or her substitute) may cast an equal number of votes for each nominee for Trustee. Shareholders of the Fund do not have cumulative voting rights with respect to the election of the Trustees. The Board of Trustees does not contemplate that the nominees, who have consented to being nominated, will be unable to serve as Trustee for any reason, but if that should occur prior to the meeting, the proxies will be voted for such other nominees as the Board of Trustees may recommend.

    The Trustees, including the nominees, have served as Trustees since the Fund's commencement of operations in March 1990. Mr. Minella is an "interested person" of the Fund, as defined in the 1940 Act, by virtue of his employment by G.T. Capital.

INFORMATION REGARDING NOMINEES FOR ELECTION AT THE SPECIAL MEETING

                                                                                               SHARES OF THE FUND
                                                                                               BENEFICIALLY OWNED
                                                                                                  DIRECTLY OR
           NAME, AGE, BUSINESS EXPERIENCE DURING THE                                             INDIRECTLY ON
            PAST FIVE YEARS AND OTHER DIRECTORSHIPS                POSITION(S) WITH THE FUND    OCTOBER 20, 1995
----------------------------------------------------------------  ---------------------------  ------------------
CLASS 2 -- TERM EXPIRES 1998
Arthur C. Patterson, Age 51                                       Trustee                                  --
Mr. Patterson is a Managing Partner of Accel Partners (a venture capital firm). He also serves as a director of various computing and software companies. He also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by G.T. Capital.

Ruth H. Quigley, Age 60                                           Trustee                                 200
Miss Quigley is a private investor. From 1984 to 1986, she was
President of Quigley Friedlander & Co., Inc. (a financial
advisory services firm). She also is a director or trustee of each of the other investment companies registered under the 1940
Act that is managed or administered by G.T. Capital.

INFORMATION REGARDING TRUSTEES WHOSE CURRENT TERMS CONTINUE

                                                                                               SHARES OF THE FUND
                                                                                               BENEFICIALLY OWNED
                                                                                                  DIRECTLY OR
           NAME, AGE, BUSINESS EXPERIENCE DURING THE                                             INDIRECTLY ON
            PAST FIVE YEARS AND OTHER DIRECTORSHIPS                POSITION(S) WITH THE FUND    OCTOBER 20, 1995
----------------------------------------------------------------  ---------------------------  ------------------
CLASS 3 -- TERM EXPIRES 1996
David A. Minella, Age 43                                          Chairman of the Board,                7,625
Mr. Minella has been a Director of BIL GT Group Limited (the      Trustee and President
holding company of the various international G.T. Companies)
since 1990; the President of the Asset Management Division, BIL
GT Group Limited, since 1995; a Director and President of G.T.
Capital Holdings, Inc. since 1988; a Director and President of
G.T. Capital since 1989; a Director of G.T. Global Financial
Services, Inc. ("G.T. Global"), a registered broker/dealer and distributor of the G.T. Global Mutual Funds, since 1987;
President of G.T. Global from 1987 to 1995; a Director of G.T.
Global Investor Services, Inc. ("G.T. Services"), transfer agent of the G.T. Global Mutual Funds, since 1990; President of G.T.
Services from 1990 to 1995; a Director of G.T. Global Insurance
Agency, Inc. ("G.T. Insurance") since 1992; and President of
G.T. Insurance from 1992 to 1995. He also is a director or
trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by G.T.
Capital.

CLASS 1 -- TERM EXPIRES 1997
C. Derek Anderson, Age 54                                         Trustee                                  --
Mr. Anderson is the Chief Executive Officer of Anderson Capital
Management, Inc. (a San Francisco-based investment advisory
firm); the Chairman and Chief Executive Officer of Plantagenet
Holdings, Ltd.; a Director of Munsingwear, Inc.; and a Director
of American Heritage Group, Inc. and various other companies. He also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or
administered by G.T. Capital.

Frank S. Bayley, Age 56                                           Trustee                                 100
Mr. Bayley is a partner of Baker & McKenzie (a law firm); a
Director and Chairman of C.D. Stimson Company (a private
investment company); and a Trustee of the Seattle Art Museum. He also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or
administered by G.T. Capital.

    The above information provides the business experience of each Trustee during at least the past five years. Corresponding information with respect to the Executive Officers of the Fund is provided below. See "Other Information -- Executive Officers of the Fund."

    On October 20, 1995, the Trustees and Officers of the Fund as a group owned beneficially 7,925 shares of the Fund, representing less than 1% of the outstanding shares of the Fund. Of these shares, 7,625 shares are owned by G.T. Capital, which shares Mr. Minella is presumed to control.

    There were seven meetings of the Board of Trustees held during the fiscal year ended October 31, 1995, and each Trustee attended at least 75% of those meetings. The Board of Trustees has an Audit Committee comprised of Miss Quigley and Messrs. Anderson, Bayley and Patterson. The purpose of the Audit Committee is to oversee the annual audit of the Fund and review the performance of the Fund's independent public accountants. During the Fund's fiscal year ended October 31, 1995, the Audit Committee met one time.

    Each Trustee serves in total as a director or trustee, respectively, of nine registered investment companies with 39 series managed or administered by G.T. Capital. The Fund pays each Trustee who is not a director, officer or employee of G.T. Capital or any affiliated company an annual fee of $5,000, plus $300 for each meeting of the Board or any committee of the Board attended by such Trustee, and reimburses travel and other out-of-pocket expenses incurred in connection with attendance at such meetings. For the Fund's fiscal year ended October 31, 1995, the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund, in the aggregate are estimated to have received fees and expense reimbursements totalling $31,905. Mr. Minella received no compensation from the Fund.

    The table below includes certain information relating to the estimated compensation of the Fund's Trustees for the fiscal year ended October 31, 1995.

                               COMPENSATION TABLE

                                                                 PENSION OR
                                                                 RETIREMENT                            TOTAL
                                                                  BENEFITS                          COMPENSATION
                                                 AGGREGATE     ACCRUED AS PART  ESTIMATED ANNUAL   FROM THE FUND
                                                COMPENSATION    OF THE FUND'S     BENEFITS UPON     AND THE FUND
          NAME OF PERSON, POSITION             FROM THE FUND      EXPENSES         RETIREMENT         COMPLEX
---------------------------------------------  --------------  ---------------  -----------------  --------------
C. Derek Anderson ...........................   $      7,848             N/A               N/A      $     95,360
 Trustee
Frank S. Bayley .............................   $      8,060             N/A               N/A      $    104,665
 Trustee
David A. Minella ............................            N/A             N/A               N/A               N/A
 Trustee and President
Arthur C. Patterson .........................   $      8,059             N/A               N/A      $    104,603
 Trustee
Ruth H. Quigley .............................   $      7,938             N/A               N/A      $     99,299
 Trustee

                               OTHER INFORMATION

INFORMATION REGARDING G.T. CAPITAL

    G.T. Capital is the U.S. member of the G.T. Group, an international advisory organization established in 1969 for the purpose of rendering international portfolio management services to both institutional and individual clients. As of August 31, 1995, aggregate assets under G.T. Group management exceeded $22 billion, of which more than $19 billion was invested in the securities of non-U.S. issuers. G.T. Capital was established in San Francisco in 1974 and maintains offices at 50 California Street, San Francisco, California 94111. In addition to the San Francisco office, the G.T. Group maintains investment offices in London, Hong Kong, Tokyo, Singapore and Sydney.

    G.T. Capital and the other companies in the G.T. Group are indirect subsidiaries of BIL GT Group AG ("BIL GT Holdings"), a financial services holding company. BIL GT Holdings in turn is controlled by the Prince of Liechtenstein Foundation, which serves as the parent organization for the various business enterprises of the Princely Family of Liechtenstein. The principal business address for BIL GT Holdings and the Prince of Liechtenstein Foundation is Herrengasse 12, FL-9490, Vaduz, Liechtenstein.

EXECUTIVE OFFICERS OF THE FUND

    The executive officers of the Fund are listed below. The business address of each officer is 50 California Street, San Francisco, California 94111.

    DAVID A. MINELLA, age 43, is President of the Fund. Mr. Minella is a Director and President of G.T. Capital. Additional information about Mr. Minella is provided above.

    HELGE K. LEE, age 49, is Vice President and Secretary of the Fund. Mr. Lee has been Senior Vice President, General Counsel and Secretary of G.T. Capital, G.T. Global, G.T. Services and G.T. Insurance since May 1994. Mr. Lee was the Senior Vice President, General Counsel and Secretary of Strong/ Corneliuson
Management, Inc. and Secretary of each of the Strong Funds from October 1991 through May 1994. For more than five years prior to October 1991, he was a shareholder in the law firm of Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

    F. CHRISTIAN WIGNALL, age 39, is Vice President of the Fund. Mr. Wignall has been Senior Vice President, Chief Investment Officer -- Global Equities and a Director of G.T. Capital since 1987, and Chairman of the Investment Policy Committee of the affiliated international G.T. companies since 1990.

    GARY KREPS, age 41, is Vice President of the Fund. Mr. Kreps has been Vice President, Chief Investment Officer -- Global Fixed Income and a Director of G.T. Capital since 1992. Prior to joining G.T. Capital, Mr. Kreps was Senior Vice President of the Putnam Companies.

    JAMES R. TUFTS, age 37, is Vice President, Treasurer and Chief Financial Officer of the Fund. Mr. Tufts has been President of G.T. Services since 1995. From 1994 to 1995, he was Senior Vice President -- Finance and Administration of G.T. Capital, G.T. Global, G.T. Services and G.T. Insurance. From 1990 to 1994, Mr. Tufts was Vice President -- Finance of G.T. Capital, G.T. Global and G.T. Services. Mr. Tufts was Vice President -- Finance of G.T. Insurance from 1992 to 1994. He has served as a Director of G.T. Capital, G.T. Global and G.T. Services since 1991.

    KENNETH R. CHANCEY, age 50, is Vice President and Chief Accounting Officer of the Fund. Mr. Chancey has been Vice President -- Mutual Fund Accounting at G.T. Capital since 1992. Mr. Chancey was Vice President of Putnam Fiduciary Trust Company from 1989 to 1992 and Assistant Vice President of Fidelity Service Co. prior thereto.

    PETER R. GUARINO, age 37, is Assistant Secretary of the Fund. Mr. Guarino has served as Assistant General Counsel of G.T. Capital, G.T. Global and G.T. Services since 1991. From 1989 to 1991, Mr. Guarino was an attorney at The Dreyfus Corporation.

    DAVID J. THELANDER, age 40, is Assistant Secretary of the Fund. Mr. Thelander has been an Assistant General Counsel of G.T. Capital since January 1995. Mr. Thelander was an associate at the law firm of Kirkpatrick & Lockhart LLP from 1993 to 1994. Prior thereto, he was an attorney with the U.S. Securities and Exchange Commission.

ADMINISTRATOR OF THE FUND

    Princeton Administrators, L.P. ("Princeton") administers the Fund's business and regulatory affairs subject to the supervision of the Board of Trustees. Princeton is an affiliate of Merrill Lynch, Pierce, Fenner & Smith, Inc. Its principal address is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Coopers & Lybrand L.L.P. presently serves as the Fund's independent accountants to audit the books and accounts of the Fund for the year ending October 31, 1995, and to include its opinion in financial statements filed with the SEC. Representatives of Coopers & Lybrand L.L.P. are not expected to be present at the Meeting, but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

SHAREHOLDER PROPOSALS

    Any Shareholder who wishes to submit a proposal for consideration at the Fund's next annual shareholder meeting should submit such proposal to the Fund no later than February 1, 1996. Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund's proxy materials. Inclusion of such proposals are subject to limitation under the federal securities laws.

SOLICITATION OF PROXIES

    The Fund will request broker/dealer firms, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the shares held of record by such persons. The Fund may reimburse such broker/dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. In addition to the solicitation of Proxies by mail, officers of the Fund and employees of G.T. Capital, without additional compensation, may solicit Proxies in person or by telephone. The costs associated with such solicitation and the Meeting will be borne by the Fund.

    The Fund has retained Shareholder Communications Corporation, a professional proxy solicitation firm, to assist in the solicitation of proxies. You may receive a telephone call from this firm concerning this proxy solicitation. The Fund estimates that Shareholder Communications Corporation will be paid fees ranging from $18,000 to $112,000 in connection with the solicitation, depending upon the nature and extent of the services provided.

APPRAISAL RIGHTS

    Pursuant to Massachusetts law, shareholders of the Fund will not be entitled to any rights of appraisal with respect to the matters described in this Proxy Statement.

OTHER MATTERS TO COME BEFORE THE MEETING

    The Board of Trustees does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement, but should any other matter requiring a vote of Shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Fund.

REPORTS TO SHAREHOLDERS

    The Annual Report of the Fund for its fiscal year ended October 31, 1994, which includes the Fund's audited financial statements, and its unaudited Semi-Annual Report for the period ended April 30, 1995, previously have been mailed to the Fund's shareholders. The Fund will furnish to Shareholders, without charge, a copy of the Annual Report and a copy of the Semi-Annual Report on request. Requests for such Reports may be made by writing to the Fund at 50 California Street, 27th Floor, San Francisco, California 94111, or by calling 800-824-1580.

    IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          BY ORDER OF THE BOARD OF TRUSTEES,

                                          [SIGNATURE]
                                          HELGE KRIST LEE
                                          SECRETARY
OCTOBER 31, 1995

                                   APPENDIX A
                          SPECIAL RISK CONSIDERATIONS

INVESTMENT IN EASTERN EUROPEAN ISSUERS

    Investment in issuers located in Eastern Europe (except Germany) involves risks that may differ in kind or degree from risks normally associated with investment in issuers located elsewhere in Europe, including the following:

    SECURITIES MARKETS. The securities markets of Eastern European countries, to the extent they exist, have substantially less trading volume than the securities markets of the United States, Japan and many countries elsewhere in Europe. Further, securities of Eastern European issuers are generally less liquid and more volatile than securities of comparable issuers elsewhere in Europe. Accordingly, these securities markets may be subject to greater influence by adverse events generally affecting the market, and by large investors trading significant blocks of securities or by large dispositions than is the case elsewhere in Europe. The limited liquidity of some of these markets may affect the Fund's ability to acquire or dispose of securities at a price and time that it wishes to do so. In the securities markets of most Eastern European countries, a few large companies account for a substantial portion of such markets' total capitalization. A substantial number of securities transactions in Eastern European countries are privately negotiated outside of stock exchanges and over-the-counter markets. The risks associated with investing in securities of Eastern European countries generally may be heightened in the case of investments in smaller securities markets.

    LEGAL RISKS. Because most of the Eastern European countries in which the Fund intends to invest have been governed by totalitarian communist governments, the legal systems of property rights are newly established and untested. Accordingly, the rights of an investor vis-a-vis his broker, bankruptcy law and other laws applicable to commercial transactions are not well developed.

    POLITICAL RISKS. Historically, many, though not all, of the Eastern European countries in which the Fund expects to invest have been governed by totalitarian communist governments with single-party systems. Many of the countries involved have moved, or sought to move, toward pluralistic, multi-party political systems with democratically elected governments. In some instances, however, the shift has not been fully effected or has been accompanied by social unrest and violence which has varied in intensity and duration depending on the country involved. In G.T. Capital's judgment, the current political situation in certain Eastern European countries is unstable and, in others, anarchistic. G.T. Capital believes that long-term political stability is a critical prerequisite to the development of stable market economies and institutions for the protection of private investment and ownership and, accordingly, opportunities for capital appreciation. There can be no assurance that Eastern European countries will not experience political instability in the future which could adversely affect the market values of the Fund's portfolio securities and of the Fund's shares. Moreover, there can be no assurance that any country in which the Fund invests will not adopt policies adversely affecting the Fund's investments. There can be no assurance that any investments that the Fund might make in such countries would not be expropriated, nationalized or otherwise confiscated, through taxation or otherwise, at some time in the future. In such an event, the Fund could lose its entire investment in the market involved. Moreover, changes in the leadership or policies of such markets could halt the expansion or reverse the liberalization of foreign investment policies now occurring in certain of these markets and adversely affect existing investment opportunities.

    ECONOMIC CONSIDERATIONS. Many Eastern European countries have experienced or are experiencing recessionary conditions, high unemployment or hyper-inflation, and the danger of such conditions developing appears extant in others. While such conditions could directly affect the market value for the Fund's portfolio securities and the market value of its shares, there is also the risk that these conditions could result in political and social dislocations which could have similar adverse effects, either directly or indirectly, as described in the preceding paragraph.

    The economies of particular Eastern European countries may differ unfavorably from countries elsewhere in Europe in such respects as growth of Gross Domestic Product ("GDP"), rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Further, the economies of Eastern European countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. Business entities in some Eastern European countries do not have any recent history of operating in a market-oriented economy, and the ultimate impact of such Eastern European countries' attempts to move toward more market-oriented economies is currently unclear. Many Eastern European countries may be characterized by an absence of developed legal structures governing private and foreign investments and private property. The foregoing circumstances may also exacerbate the adverse economic conditions described above and thereby inhibit recoveries.

    FOREIGN INVESTMENT AND REPATRIATION RESTRICTIONS; EXCHANGE CONTROLS. Some Eastern European countries prohibit certain kinds of investment or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as the Fund. Some Eastern European countries may require governmental registration or approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. In addition, if there is a deterioration in a country's balance of payments or for other reasons, a country may impose restrictions on foreign capital remittances abroad. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments or withholding taxes imposed by Eastern European countries on interest or dividends paid on securities held by the Fund or gains from the disposition of such securities. If for any reason the Fund were unable, through borrowing or otherwise, to distribute an amount equal to substantially all of its investment company taxable income (as defined for U.S. tax purposes) within applicable time periods, the Fund would cease to qualify for the favorable tax treatment afforded to regulated investment companies under the Internal Revenue Code of 1986, as amended.

    In Eastern European countries that currently restrict direct foreign investment in the securities of companies listed and traded on the stock exchanges in these countries, indirect foreign investment may still be possible through investment funds which have been specially authorized. The Fund may invest in these investment funds subject to the provisions of the 1940 Act. However, if the Fund invests in such investment funds, the Fund's stockholders may bear not only their proportionate share of the expenses of the Fund (including operating expenses and the fees of the Fund's investment manager), but may also bear indirectly similar expenses of the underlying investment funds.

    REGULATORY OVERSIGHT AND CORPORATE DISCLOSURE STANDARDS. There may be a lower level of monitoring and regulation of the activities of investors and issuers in many Eastern European markets than elsewhere in Europe, and enforcement of existing regulations may be limited. Eastern European issuers of securities in which the Fund may invest are not subject to the same degree of regulation as are issuers elsewhere in Europe with respect to such matters as insider trading rules, restrictions on market manipulation, shareholder proxy requirements and timely disclosure of information. Consequently, prices which the Fund pays for investment securities may be affected by trading on material non-public information, market manipulation and similar activities. The financial disclosure, accounting and auditing standards of Eastern European countries may differ from standards of other European countries in important respects and less information may be available to investors in issuers located in Eastern Europe than elsewhere in Europe.

    TRANSACTION COSTS. Transaction costs, including brokerage commissions for transactions both on and off the securities exchanges, are generally higher in Eastern European countries than elsewhere in Europe.

    CUSTODY AND SETTLEMENT MECHANISMS. The stock markets in some Eastern European countries have settlement mechanisms that are less developed and reliable and more costly than those in more mature economies. Some Eastern European countries markets use physical share delivery settlement procedures.

Such circumstances may increase the risk of share registration and delivery delays. In addition, securities traded in certain Eastern European countries may be subject to risks due to the inexperience of financial intermediaries, the lack of modern technology, the lack of a sufficient capital base to expand business operations and the possibility of permanent or temporary termination of trading and greater spreads between bid and asked prices for securities in such markets. While the Fund will not invest in a market unless adequate custodial arrangements are available, there is no assurance that settlement delays or difficulties will not occur. In addition, the governments of certain Eastern European countries may require that a governmental or quasi-governmental authority act as custodian of the Fund's assets invested in such countries. These authorities may not be qualified to act as foreign custodians under the 1940 Act and, as a result, the Fund may not be able to invest in these countries in the absence of exemptive relief from the SEC. In addition, the risk of loss through governmental confiscation may be increased in such countries.

    CURRENCY CONSIDERATIONS. Because substantially all of the Fund's assets may be invested in securities quoted or denominated in currencies other than the U.S. Dollar (and revenues may be received in such currencies), the U.S. Dollar equivalent of the Fund's net assets and distributions will be adversely affected by reductions in the value of these currencies relative to U.S. Dollar. Such changes will also affect the Fund's income. If the value of the currencies in which the Fund receives its income falls relative to the U.S. Dollar between receipt of the income and the making of Fund distributions, the Fund may be required to liquidate securities in order to make distributions if the Fund has insufficient cash in U.S. Dollars to meet distribution requirements. Similarly, if an exchange rate declines between the time the Fund incurs expenses in U.S. Dollars and the time cash expenses are paid, the amount of the currency required to be converted into U.S. Dollars in order to pay expenses in U.S. Dollars could be greater than the equivalent amount of such expenses in the currency at the time they were incurred.

    The Fund anticipates that in general the foreign currencies received by it with respect to most of its Eastern European investments will be freely convertible into U.S. Dollars on foreign exchange markets and that the U.S. Dollars received will be fully repatriable out of most Eastern European countries in which the Fund invests. However, there can be no assurance that Eastern European countries will not impose restrictions in the future on the movement of U.S. Dollars or these foreign currencies across local borders or on the convertibility of such foreign currencies into U.S. Dollars. Further, the ability to convert currency into U.S. Dollars may depend upon the availability of such currency in a particular country. Thus, a shortage of U.S. currency, even absent restrictions on conversion and repatriation, may cause the Fund to be unable to obtain U.S. dollars in exchange for its investments. The currencies of some Eastern European countries may not be freely convertible into other currencies and may not be internationally traded.

    HEDGING STRATEGIES. In general, instruments to hedge many of the securities in which the Fund expects to invest, as well as the currencies in which they are quoted or denominated, are not available. Accordingly, the Fund fully expects to be substantially exposed to the risks outlined above at least in the near term. Should appropriate instruments become available, however, the Fund's hedging strategies and use of options strategies entail risk and may not successfully or completely hedge the risk intended to be hedged or otherwise achieve the result derived.

INVESTMENTS IN ILLIQUID SECURITIES

    If Proposal No. 1 is approved, the Board expects to revise the Fund's investment policies to permit investment without limitation in illiquid securities. Such securities may include securities in smaller, less seasoned companies that may not be publicly traded. Investment in smaller companies involves greater risk than is customarily associated with the securities of more established companies. The securities of smaller companies may have relatively limited marketability and may be subject to more abrupt or erratic market movements than securities of larger companies or broad market indices. Such securities are unlike securities which are traded in a liquid market and which can be expected to be sold immediately if the market is adequate. The Fund may have difficulty disposing of illiquid securities because they may have a thin trading market. There may be no established retail secondary market for these securities, and such securities may be able to be sold only to a limited number of dealers or institutional investors. The lack of a liquid secondary market also may have an adverse impact on market prices of such securities and may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing the Fund's portfolio.

    Less public information may be available with respect to the issuers of illiquid securities than with respect to companies whose securities are actively traded. Such securities may be issued by small businesses with less management depth and may be subject to greater economic, business and market risks than the liquid securities of more well-established companies. Adverse conditions in the public securities markets may at certain times preclude a public offering of an issuer's securities.

INVESTMENTS IN LOWER-GRADE DEBT SECURITIES

    If Proposal No. 1 is approved, the Board expects to revise the Fund's investment policies to permit investment without limitation in lower-grade debt securities, including securities having the lowest ratings assigned by nationally recognized statistical ratings organizations or no rating but judged by G.T. Capital to be of comparable quality. Such investments involve a high degree of risk and are predominantly speculative.

    Debt issued by issuers (including government issuers) located in Eastern Europe generally is deemed to be the equivalent in terms of quality to securities rated below investment grade by Moody's and S&P. Such securities are regarded as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations and involve major risk exposure to adverse conditions. Some of such securities, with respect to which the issuer currently may not be paying interest or may be in payment default, may be comparable to securities rated D by S&P or C by Moody's. The Fund may have difficulty disposing of and valuing certain debt obligations because there may be a limited trading market for such securities. Because there is no liquid secondary market for many of these securities, the Fund anticipates that such securities could be sold only to a limited number of dealers or institutional investors.

    The market values of lower grade debt securities tend to reflect individual developments of the issuer to a greater extent than do higher quality securities, which react primarily to fluctuations in the general level of interest rates. In addition, lower grade debt securities tend to be more sensitive to economic conditions and generally have more volatile prices than higher quality securities. Issuers of lower grade debt securities are often highly leveraged and may not have available to them more traditional methods of financing. For example, during an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of lower quality securities may experience financial stress. During such periods, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer's ability to service its debt obligations may also be adversely affected by specific developments affecting the issuer, such as the issuer's inability to meet specific projected business forecasts or the unavailability of additional financing. Similarly, certain governments that issue lower grade debt securities are among the largest debtors to commercial banks, foreign governments and supranational organizations such as the World Bank and may not be able or willing to make principal and/or interest repayments as they come due. The risk of loss due to default by the issuer is significantly greater for the holders of lower grade securities because such securities are generally unsecured and are often subordinated to other creditors of the issuer.

    Lower grade debt securities frequently have call or buy-back features which would permit an issuer to call or repurchase the security from the Fund. If an issuer exercises these provisions in a declining interest rate market, the Fund may have to replace the security with a lower yielding security, resulting in a decreased return for investors. The lack of a liquid secondary market also may have an adverse impact on market prices of such instruments and may make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing the Fund's portfolio. The Fund may also acquire lower grade debt securities sold during an initial underwriting or which are sold without registration under applicable securities laws. Such securities involve special considerations and risks. Other factors that could have an adverse effect on the market value of lower grade debt securities in which the Fund may invest include: (i) potential adverse publicity; (ii) heightened sensitivity to general economic or political conditions; and (iii) the likely adverse impact of a major economic recession.

    The Fund may also incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. The Fund may have limited legal recourse in the event of a default.

    Investments in debt securities of Eastern European governments involve special risks. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt. Periods of economic uncertainty may result in the volatility of market prices of such debt. A government's ability or unwillingness to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government's policy toward principal international lenders and the political constraints to which a government may be subject. Political changes or a deterioration of a country's domestic economy or balance of trade may also affect the willingness of countries to service their debt. Eastern European governments may default on their debt. Such debtors also may be dependent on expected disbursements from foreign governments, multilateral agencies and other entities abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the debtor's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due, may result in the cancellation of such third parties' commitments to lend funds to the government debtor, which may further impair such debtor's ability or willingness to timely service its debts.

    The occurrence of political, social or diplomatic changes in one or more of the countries issuing debt could adversely affect the Fund's investments. Eastern European markets are faced with social and political issues and some have experienced high rates of inflation in recent years and have extensive internal debt. Among other effects, high inflation and internal debt service requirements may adversely affect the cost and availability of future domestic sovereign borrowing to finance governmental programs, and may have other adverse social, political and economic consequences. Political changes or a deterioration of a country's domestic economy or balance of trade may affect the willingness of countries to service their debt.

    The ability of Eastern European governments to make timely payments on their debt is likely to be influenced strongly by a country's balance of trade and its access to trade and other international credits. A country whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of such commodities. Increased protectionism on the part of a country's trading partners could also adversely affect its exports. Such events could diminish a country's trade account surplus, if any. To the extent that a country receives payment for its exports in currencies other than hard currencies, its ability to make hard currency payments could be affected.

                           PROXY CARD -- FRONT

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                      OF G.T. GREATER EUROPE FUND

Please indicate your vote by filling in the appropriate boxes below.
     The Board of Trustees recommends a vote "FOR" the two nominees for the Board of Trustees, "FOR" Proposal No. 1 and "AGAINST" Proposal No. 2.

ELECTION OF TRUSTEES.

__   FOR all nominees listed below (except as marked to the contrary below);
                                      or
                                      --
__   WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided)____________________________________

                              Arthur C. Patterson
                                Ruth H. Quigley

PROPOSALS.

                                                                                      FOR     AGAINST    ABSTAIN
1.   To approve an Amended and Restated Agreement and Declaration of Trust.           / /       / /        / /

     A vote "for" this Proposal will effectively count as a vote "against"
     Proposal No. 2.

2.   To convert the Fund to an Open-End Investment Company.                           / /       / /        / /

     A vote "for" this Proposal will effectively count as a vote "against"
     Proposal No. 1.


NOTE: A vote "FOR" both Proposal No. 1 and Proposal No. 2 will INVALIDATE your vote. Please read the accompanying proxy materials.



               PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS CARD

                             PROXY CARD -- REVERSE


                           G.T. GREATER EUROPE FUND

              Special Meeting of Shareholders - December 13, 1995

The undersigned hereby appoints as proxies David A. Minella and Helge K. Lee and each of them (with power of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned at the aforesaid meeting and any adjournment thereof with all power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT
AUTHORITY TO VOTE "FOR" ALL NOMINEES FOR THE BOARD OF TRUSTEES, "FOR" PROPOSAL NO. 1 AND "AGAINST" PROPOSAL NO. 2. THE PROXIES ARE ALSO AUTHORIZED TO VOTE,
IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                            YOUR VOTE IS IMPORTANT

Please sign and date this proxy and return it in the enclosed envelope.
The proxy will not be voted unless dated and signed exactly as instructed below.

                         If shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. If the Shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner."

                         Sign exactly as name appears hereon.


                         ______________________________
                         Signature


                         ______________________________
                         Signature if held jointly


                         Dated __________________, 1995